UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 17, 2010 (November 12, 2010)
BIRMINGHAM BLOOMFIELD BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Michigan	000-52584	20-1132959
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)
33583 Woodward Avenue, Birmingham, Michigan 48009
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (248) 723-7200
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
     On November 12, 2010, Birmingham Bloomfield Bancshares, Inc. (the “Company”) entered into an employment security agreement with its recently-announced Chief Financial Officer, Thomas H. Dorr. The agreement provides that if, within the first year of his employment, a change in control of the Company occurs and Mr. Dorr’s employment is terminated, the Company is required to make the following payment to Mr. Dorr:

Severance Payment In the
Change in Control occurs:	Amount Equal to:

On or before May 8, 2011	6 months of Executive’s annual compensation

After May 8, 2011, but on or before June 8, 2011	5 months of Executive’s annual compensation

After June 8, 2011, but on or before July 8, 2011	4 month of Executive’s annual compensation

After July 8, 2011, but on or before August 8, 2011	3 months of Executive’s annual compensation

After August 8, 2011, but on or before September 8, 2011	2 months of Executive’s annual compensation

After September 8, 2011, but on or before October 8, 2011	1 month of Executive’s annual compensation
     In the event a change in control occurs after October 8, 2011, Mr. Dorr shall not be entitled to the benefit of a severance payment. The foregoing summary is qualified in its entirety by the agreement which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
          (d) Exhibits.

Exhibit Number

10.1	Executive Employment Agreement with Thomas H. Dorr

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIRMINGHAM BLOOMFIELD BANCSHARES, INC.
Dated: November 17, 2010	By:	/s/ Robert E. Farr
Robert E. Farr
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Executive Employment Agreement with Thomas H. Dorr

4